Exhibit 99.2

Unaudited Pro Forma Financial Information

On November 1, 2014, Integrys Energy Group, Inc. sold the retail energy business of its subsidiary, Integrys Energy Services, Inc. to a subsidiary of Exelon Generation Company, LLC for $319.2 million. The purchase price is subject to adjustments related to working capital.

The following unaudited pro forma condensed consolidated balance sheet was prepared as if the disposition described above had occurred on September 30, 2014. The unaudited pro forma condensed consolidated statements of income give effect to the sale as if it had occurred on January 1, 2013. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (a) directly attributable to the sale, (b) factually supportable and (c) with respect to the statement of income, expected to have a continuing impact on the results. The unaudited pro forma condensed consolidated financial statements are based on assumptions that Integrys Energy Group believes are reasonable under the circumstances and are intended for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the operating results or financial position that would have occurred if the sale had been completed at the dates indicated. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and Integrys Energy Group’s Annual Report on Form 10-K for the year ended December 31, 2013.

INTEGRYS ENERGY GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2014

		Pro Forma
(Millions, except share and per share data)	As Reported	Adjustments		Pro Forma
Assets
Cash and cash equivalents	$16.1	$319.2	a
		(4.2)	b	331.1
Accounts receivable and accrued unbilled revenues, net	756.5	(301.2)	b	455.3
Inventories	407.4	(45.8)	b	361.6
Assets from risk management activities	242.4	(231.8)	b	10.6
Regulatory assets	104.3	—		104.3
Assets held for sale	10.4	—		10.4
Deferred income taxes	76.1	(61.1)	c	15.0
Prepaid taxes	60.7	(0.8)	b	59.9
Other current assets	83.1	(54.8)	b	28.3
Current assets	1,757.0	(380.5)		1,376.5

Property, plant, and equipment, net	6,661.4	(4.1)	b	6,657.3
Regulatory assets	1,316.1	—		1,316.1
Assets from risk management activities	98.5	(95.4)	b	3.1
Equity method investments	568.9	—		568.9
Goodwill	655.4	—		655.4
Other long-term assets	327.6	(22.8)	b	304.8
Total assets	$11,384.9	$(502.8)		$10,882.1

Liabilities and Equity
Short-term debt	$392.5	$—		$392.5
Accounts payable	622.4	(176.6)	b	445.8
Liabilities from risk management activities	165.7	(158.9)	b	6.8
Accrued taxes	72.6	(0.5)	b
		(14.9)	c
		(11.1)	d	46.1
Regulatory liabilities	130.7	—		130.7
Other current liabilities	245.4	(8.4)	b	237.0
Current liabilities	1,629.3	(370.4)		1,258.9

Long-term debt	2,956.3	—		2,956.3
Deferred income taxes	1,494.1	(46.8)	c	1,447.3
Deferred investment tax credits	60.4	—		60.4
Regulatory liabilities	439.5	—		439.5
Environmental remediation liabilities	558.1	—		558.1
Pension and other postretirement benefit obligations	121.0	—		121.0
Liabilities from risk management activities	70.2	(69.3)	b	0.9
Asset retirement obligations	509.6	—		509.6
Other long-term liabilities	151.4	(0.3)	b	151.1
Long-term liabilities	6,360.6	(116.4)		6,244.2

Commitments and contingencies

Common stock – $1 par value; 200,000,000 shares authorized; 79,963,091 shares issued; 79,534,171 shares outstanding	80.0	—		80.0
Additional paid-in capital	2,660.7	—		2,660.7
Retained earnings	646.5	(16.6)	d
		0.6	c	630.5
Accumulated other comprehensive loss	(22.4)	—		(22.4)
Shares in deferred compensation trust	(20.9)	—		(20.9)
Total common shareholders’ equity	3,343.9	(16.0)		3,327.9

Preferred stock of subsidiary – $100 par value; 1,000,000 shares authorized; 511,882 shares issued; 510,495 shares outstanding	51.1	—		51.1
Total liabilities and equity	$11,384.9	$(502.8)		$10,882.1

INTEGRYS ENERGY GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Nine Months Ended September 30, 2014

(Millions, except per share data)	As Reported	Pro Forma Adjustments		Pro Forma
Utility revenues	$3,047.9	$—		$3,047.9
Nonregulated revenues	2,497.5	(2,414.5)	e	83.0
Total revenues	5,545.4	(2,414.5)		3,130.9

Utility cost of fuel, natural gas, and purchased power	1,571.8	2.0	f	1,573.8
Nonregulated cost of sales	2,334.0	(2,285.2)	e
		3.3	f	52.1
Operating and maintenance expense	988.7	(81.3)	e
		(0.9)	g	906.5
Depreciation and amortization expense	217.5	(2.4)	e	215.1
Taxes other than income taxes	79.9	(4.7)	e	75.2
Merger transaction costs	8.4	—		8.4
Goodwill impairment loss	6.7	(6.7)	e	—
Transaction costs related to sale of IES's retail energy business	1.7	(1.7)	h	—
Gain on sale of UPPCO, net of transaction costs	(85.4)	—		(85.4)
Gain on abandonment of IES's Winnebago Energy Center	(4.1)	—		(4.1)
Operating income	426.2	(36.9)		389.3

Earnings from equity method investments	71.3	—		71.3
Miscellaneous income	17.4	(0.6)	e	16.8
Interest expense	115.9	(0.6)	e	115.3
Other expense	(27.2)	—		(27.2)

Income before taxes	399.0	(36.9)		362.1
Provision for income taxes	154.8	(16.6)	i	138.2
Net income from continuing operations	244.2	(20.3)		223.9

Discontinued operations, net of tax	0.9	—		0.9
Net income	245.1	(20.3)		224.8

Preferred stock dividends of subsidiary	(2.3)	—		(2.3)
Noncontrolling interest in subsidiaries	0.1	—		0.1
Net income attributed to common shareholders	$242.9	$(20.3)		$222.6

Average shares of common stock
Basic	80.2	—		80.2
Diluted	80.6	—		80.6

Earnings per common share (basic)
Net income from continuing operations	$3.02	$(0.25)		$2.77
Discontinued operations, net of tax	0.01	—		0.01
Earnings per common share (basic)	$3.03	$(0.25)		$2.78

Earnings per common share (diluted)
Net income from continuing operations	$3.00	$(0.25)		$2.75
Discontinued operations, net of tax	0.01	—		0.01
Earnings per common share (diluted)	$3.01	$(0.25)		$2.76

Dividends per common share declared	$2.04	$—		$2.04

INTEGRYS ENERGY GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2013

(Millions, except per share data)	As Reported	Pro Forma Adjustments		Pro Forma
Utility revenues	$3,425.6	$—		$3,425.6
Nonregulated revenues	2,209.0	(2,149.6)	e	59.4
Total revenues	5,634.6	(2,149.6)		3,485.0

Utility cost of fuel, natural gas, and purchased power	1,570.4	0.9	f	1,571.3
Nonregulated cost of sales	1,937.2	(1,913.3)	e
		3.0	f	26.9
Operating and maintenance expense	1,192.3	(105.6)	e	1,086.7
Depreciation and amortization expense	266.6	(3.2)	e	263.4
Taxes other than income taxes	100.4	(3.2)	e	97.2
Operating income	567.7	(128.2)		439.5

Earnings from equity method investments	91.5	—		91.5
Miscellaneous income	29.8	(7.9)	e	21.9
Interest expense	128.2	(0.8)	e	127.4
Other expense	(6.9)	(7.1)		(14.0)

Income before taxes	560.8	(135.3)		425.5
Provision for income taxes	210.8	(52.8)	i	158.0
Net income from continuing operations	350.0	(82.5)		267.5

Discontinued operations, net of tax	4.8	—		4.8
Net income	354.8	(82.5)		272.3

Preferred stock dividends of subsidiary	(3.1)	—		(3.1)
Noncontrolling interest in subsidiaries	0.1	—		0.1
Net income attributed to common shareholders	$351.8	$(82.5)		$269.3

Average shares of common stock
Basic	79.5	—		79.5
Diluted	80.1	—		80.1

Earnings per common share (basic)
Net income from continuing operations	$4.37	$(1.04)		$3.33
Discontinued operations, net of tax	0.06	—		0.06
Earnings per common share (basic)	$4.43	$(1.04)		$3.39

Earnings per common share (diluted)
Net income from continuing operations	$4.33	$(1.03)		$3.30
Discontinued operations, net of tax	0.06	—		0.06
Earnings per common share (diluted)	$4.39	$(1.03)		$3.36

INTEGRYS ENERGY GROUP, INC.
Notes to Unaudited Pro Forma
Condensed Consolidated Financial Information

1.	Balance Sheet Adjustments

(a) Represents estimated cash proceeds received from the sale.
(b) Elimination of carrying values of assets and liabilities included in the sale.
(c) Elimination of deferred income tax balances related to the sale. Includes the establishment of a new valuation allowance related to net operating loss carryforwards that may not be recoverable due to the elimination of Integrys Energy Services' retail energy business results of operations.
(d)Represents the retained earnings impact of the estimated after-tax loss on the sale.

2. Income Statement Adjustments

(e) Removal of operating income impacts related to Integrys Energy Services' retail energy business.
(f) Former intercompany purchases from Integrys Energy Services' retail energy business by certain Integrys Energy Group subsidiaries will become external purchases after the sale. The costs associated with these purchases will no longer be eliminated in consolidations.
(g) Removal of restructuring costs accrued in September 2014 related to Integrys Energy Services' retail energy business.
(h) Removal of transaction costs recorded in 2014 related to the sale of Integrys Energy Services' retail energy business.
(i) Represents the income tax impact of the pro forma adjustments.